UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2010

ARGAN, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-31756	13-1947195
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 201, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 315-0027

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Effective February 8, 2010, Argan, Inc. (the “Company”) appointed Daniel L. Martin as President of its wholly owned subsidiary, Gemma Power Systems, LLC (“Gemma”).

Mr. Martin has more than 28 years of experience with project management, engineering, design, sourcing and procurement, construction and start-up of utility, industrial and independent power plants in the U.S. and internationally. Most recently, Mr. Martin was Senior Vice President and General Manager of the operating division in Reading, Pennsylvania, for WorleyParsons, a provider of professional services to the energy sector. In that capacity, Mr. Martin was responsible for the performance of the division, which conducts preliminary engineering, detailed design, procurement, construction management and other support services for electric generating facilities including those operating on fossil, nuclear and renewable fuels. In his previous role, Mr. Martin had the opportunity to work with Gemma on several combined cycle power plant projects. He holds a Bachelor of Science degree in Mechanical Engineering from Purdue University; a Master of Science degree in Mechanical Engineering from the University of Illinois; an MBA from Boston University and is a graduate of the Advanced Management Program at Harvard Business School.

Mr. Martin will report to William F. Griffin, Chief Executive Officer of Gemma.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: February 11, 2010	By:	/s/ Arthur F. Trudel
Arthur F. Trudel, Senior Vice President and Chief Financial Officer

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